Exhibit 99.1

NEWS RELEASE
Sylvamo Second Quarter Results Show Increased Earnings and Operating Margins, Annual Guidance Raised

MEMPHIS, Tenn. – Aug. 11, 2022 – Sylvamo (NYSE: SLVM), the world’s paper company, is releasing second quarter 2022 earnings.

Message from the Chairman and Chief Executive Officer

•"We saw increasing earnings and operating margins in the second quarter after a successful first quarter. We are also raising our adjusted EBITDA and free cash flow full-year guidance based on our first half of the year performance and our second half outlook," said Jean-Michel Ribiéras. "We remain committed to reducing debt, investing in high-return projects and returning cash to shareowners as we continue delivering on our investment thesis."

Russian Operations

•In May, we announced the decision to sell our Russian operations

•Management has committed to a plan for the sale, and the business is now classified as discontinued operations in our financial statements; all amounts reported in this news release for current and prior periods, as well as our outlook for the third quarter and full year, exclude our Russian operations unless otherwise noted

Second Quarter Highlights

•Net income from continuing operations of $84 million ($1.89 per diluted share) compared with $55 million ($1.25 per diluted share) in the first quarter of 2022
•Adjusted operating earnings1 (non-GAAP) of $90 million ($2.02 per diluted share) compared with $59 million ($1.34 per diluted share) in the first quarter of 2022, which was $0.12 per diluted share above the high end of the company’s guidance range
•Adjusted EBITDA2 (non-GAAP) of $189 million (20.7% margin) compared with $146 million (17.8% margin) in the first quarter of 2022, which was $9 million above the high end of the company’s guidance range
•Free cash flow3 (non-GAAP) of $39 million compared with $32 million in the first quarter of 2022
•Repaid $48 million of debt, achieving a gross debt-to-adjusted EBITDA ratio of 2.2x

Second Quarter Commercial and Operational Highlights

•Price and mix improved by $73 million versus the prior quarter, mainly due to prior price increases implemented in all regions
•Operations improved by $2 million and total planned maintenance outage expenses rose by $17 million in North America
•Input costs grew by $16 million versus the prior quarter, reflecting higher chemical, energy, fiber and transportation costs

•Adjusted EBITDA margins for Europe, Latin America and North America were 16%, 32% and 16%, respectively

Third Quarter Outlook

•Adjusted EBITDA is expected to be $205 million to $215 million
•Price and mix are expected to improve by $40 million to $45 million compared to the second quarter, reflecting continued realization of prior increases in all regions
•Volume is expected to improve by $5 million to $10 million, with seasonally stronger volume in North America
•Operations and costs are expected to increase by $5 million to $10 million
•Input and transportation costs are projected to rise by $35 million to $40 million, primarily due to higher chemicals, energy, fiber and transportation costs
•Total maintenance outage expenses are projected to decrease by $14 million

Management Summary

Commercial excellence, operational excellence and financial discipline continue to guide our decisions. Executing our three-prong strategy helped generate a 20.7% adjusted EBITDA margin in the second quarter of 2022 and enabled us to generate $39 million of free cash flow. The free cash flow contributed to the reduction of $48 million of debt.

Sylvamo outperformed industry demand with a strong customer focus. Our facilities operated well in all regions, including safe and efficient annual outages at our two mills in North America.

Based on our strong first half results and our second half outlook, we are raising our full-year adjusted EBITDA guidance from a prior range of $725 million and $775 million to $740 million and $780 million and increasing our free cash flow guidance from a prior range of $160 million and $180 million to $170 million and $190 million.

In May, we announced the decision to sell our Russian operations. We have committed to a plan for the sale, and the business is now classified as discontinued operations. We continue to work with our advisers and potential buyers to secure the regulatory approvals required to complete a sale agreement.

We continue moving toward our targeted gross debt level of $1 billion to reduce risk and increase flexibility while improving free cash flow and equity value. At the same time, we continue developing more than $100 million in high-return capital projects, which will help Sylvamo realize savings as we move into 2023 and beyond.

We declared a quarterly dividend of $0.1125 per share, which we paid in July. Our board of directors also authorized a share repurchase program to acquire up to $150 million of the company's common stock.

Safety continues to be our most important responsibility. We would not be the world's paper company if our team members did not work tirelessly to serve our customers while looking out for one another and ensuring everyone returns home safely each day. They are vital to our ability to deliver for all our stakeholders and achieve our vision of being the employer, supplier and investment of choice.

Sylvamo generated strong margins, earnings and free cash flow in the second quarter. We are raising full-year adjusted EBITDA and free cash flow guidance based on our first half of the year performance and our second half outlook. We remain committed to reducing debt, investing in high-return projects and returning cash to shareowners as we continue delivering on our investment thesis.

1 Adjusted Operating Earnings (non-GAAP) are net income (loss) (GAAP) excluding discontinued operations, net of tax and net special items. Management uses this measure to focus on ongoing operations and believes it is useful to investors because it enables them to perform meaningful comparisons of past and present combined operating results. The Company believes that using this information, along with net income (loss), provides for a more complete analysis of the results of operations by quarter. Net income (loss) is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Condensed Consolidated and Combined Statement of Operations and related notes included later in this release.
2 Adjusted EBITDA (non-GAAP) is net income (loss) (GAAP) excluding discontinued operations, net of tax plus the sum of income taxes, net interest (income) expense, depreciation, amortization and cost of timber harvested, transition service agreement expense, stock-based compensation, and, when applicable for the periods reported, net special items. Management uses this measure in managing the operating performance of our business and believes that Adjusted EBITDA and Adjusted EBITDA Margin provide investors and analysts meaningful insights into our operating performance and Adjusted EBITDA is a relevant metric for the third-party debt. The Company believes that using this information, along with net income (loss), provides for a more complete analysis of the results of its operations. Net income (loss) is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Condensed Consolidated and Combined Statement of Operations and related notes included later in this release.
3 Free Cash Flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operating activities from continuing operations. Management utilizes this measure in connection with managing our business and believes that Free Cash Flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet and service debt, and return cash to shareowners in the future. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. Free Cash Flow also enables investors to perform meaningful comparisons between past and present periods.

Select Financial Measures

(In millions)	Second Quarter 2022	First Quarter 2022	Second Quarter 2021
Net Sales	$912	$821	$695
Net Income from Continuing Operations	84	55	101
Net Income (Loss)	(59)	26	115
Business Segment Operating Profit	142	103	69
Adjusted Operating Earnings	90	59	54
Adjusted EBITDA	189	146	104
Cash Provided By Operating Activities From Continuing Operations	76	54	110
Free Cash Flow	39	32	96

Segment Information
Sylvamo uses business segment operating profit to measure the earnings performance of its businesses and is calculated as set forth in footnote (e) under the "Sales and Earnings by Business Segment" table (page 9). Second quarter 2022 net sales by business segment and operating profit by business segment compared with the first quarter of 2022 and the second quarter of 2021 are as follows:

Business Segment Results

(In millions)	Second Quarter 2022	First Quarter 2022	Second Quarter 2021
Net Sales by Business Segment
Europe	$135	$117	$94
Latin America	249	215	189
North America	549	508	426
Inter-segment Sales	(21)	(19)	(14)
Net Sales	$912	$821	$695
Operating Profit by Business Segment
Europe	$17	$2	$4
Latin America	59	39	44
North America	66	62	21
Business Segment Operating Profit	$142	$103	$69
Operating profits in the second quarter of 2022:
Europe - $17 million compared with $2 million in the first quarter of 2022. Earnings were higher as higher average sales prices more than offset higher operating costs and higher input costs.
Latin America - $59 million compared with $39 million in the first quarter of 2022. Earnings were higher as higher average sales prices more than offset higher operating costs and higher input costs.
North America - $66 million compared with $62 million in the first quarter of 2022. Earnings were higher as higher average sales prices, higher volumes, lower maintenance outages and lower operating costs more than offset higher input costs.

Earnings Webcast
The company will host an audio webcast at 10 a.m. EST / 9 a.m. CST. All interested parties are invited to listen at investors.sylvamo.com.

Parties who wish to participate should call +1-844-867-6169 (U.S.) or +1-409-207-6975 (international) and use access code 119289. Participants should call in no later than 9:45 a.m. EDT / 8:45 a.m. CDT.

Replays are available at investors.sylvamo.com for one year and by phone for 90 days, beginning at approximately noon CDT the day of the call. To listen to the replay by phone, call +1-866-207-1041 (U.S.) or +1-402-970-0847 (international) and use access code 5211391.
Investor Contact: Hans Bjorkman, 901-419-3525, hans.bjorkman@sylvamo.com
Media Contact: Adam Ghassemi, 901-419-4436, adam.ghassemi@sylvamo.com
About Sylvamo
Sylvamo Corporation (NYSE: SLVM) is the world’s paper company with mills in Europe, Latin America and North America. Our vision is to be the employer, supplier and investment of choice. We transform renewable resources into papers that people depend on for education, communication and entertainment. Headquartered in Memphis, Tennessee, we employ more than 7,500 colleagues. Net sales for 2021 were $3.5 billion. For more information, please visit Sylvamo.com.
Effective Tax Rate
The reported effective tax rate for continuing operations for the second quarter of 2022 was 28%, compared to 32% for the first quarter of 2022. The lower rate for the second quarter was due to the mix of earnings in the U.S. and various income tax rates in non-US jurisdictions.
Excluding net special items, the operational effective tax rate for the second quarter of 2022 was 28%, compared with 32% for the first quarter of 2022.
Effects of Net Special Items
Net special items related to continuing operations in the second quarter of 2022 amount to a net after-tax charge of $6 million ($0.13 per diluted share) compared with a net after-tax charge of $4 million ($0.09 per diluted share) in the first quarter of 2022.

Net special items related to discontinued operations include a net after-tax charge of $156 million to reserve for the elimination of the cumulative foreign currency translation loss related to our Russian operations during the second quarter of 2022 and a net after-tax charge of $57 million related to the impairment of our Russian fixed assets during the first quarter of 2022. For more information see the information under the Condensed Consolidated and Combined Statement of Operations and related notes included later in this release.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the statements concerning our annual guidance, the information under the heading “Third Quarter Outlook” and our plans and expectations stated under the heading “Management Summary.” Any or all forward-looking statements may turn out to be incorrect, and our actual actions and results could differ materially from what they express or imply, because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control. These risks, uncertainties, and other factors include those disclosed in the heading “Risk Factors” in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and in our subsequent filings with the SEC, available on our website, Sylvamo.com. These forward-looking statements reflect our current expectations, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SYLVAMO CORPORATION
Condensed Consolidated and Combined Statement of Operations
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,				Three Months Ended March 31, 2022		Six Months Ended June 30,
	2022		2021				2022		2021
Net Sales	$912		$695		$821		$1,733		$1,319
Costs and Expenses
Cost of products sold	562	(a)	408	(h)	545	(e)	1,108	(a)	828	(h)
Selling and administrative expenses	81	(b)	57		66	(f)	147	(b)	96
Depreciation, amortization and cost of timber harvested	32		31		31		63		62
Distribution expenses	97		82		75		171		156
Taxes other than payroll and income taxes	6		6		6		12		13
Interest (income) expense, net	17		(29)	(i)	17		34		(29)	(i)
Income From Continuing Operations Before Income Taxes	117		140		81		198		193
Income tax provision	33		39		26		59		54
Net Income From Continuing Operations	84		101		55		139		139
Discontinued operations, net of tax	(143)	(c)	14		(29)	(g)	(172)	(d)	38
Net Income (Loss)	$(59)		$115		$26		$(33)		$177
Basic Earnings Per Share
Income from continuing operations	$1.90		$2.30		$1.25		$3.15		$3.16
Discontinued operations, net of taxes	(3.24)		0.31		(0.66)		(3.90)		0.87
Net earnings (loss)	$(1.34)		$2.61		$0.59		$(0.75)		$4.03
Diluted Earnings Per Share
Income from continuing operations	$1.89		$2.30		$1.25		$3.13		$3.16
Discontinued operations, net of taxes	(3.22)		0.31		(0.66)		(3.87)		0.87
Net earnings (loss)	$(1.33)		$2.61		$0.59		$(0.74)		$4.03
Average Shares of Common Stock Outstanding - Diluted	44		44		44		44		44
The accompanying notes are an integral part of this condensed consolidated and combined statement of operations.
Three Months and Six Months Ended June 30, 2022

(a) Includes pre-tax gain of $1 million ($1 million after taxes) for the three months ended June 30, 2022, and a pre-tax loss of $1 million ($1 million after taxes) for the six months ended June 30, 2022, for one-time costs associated with the spin-off.

(b) Includes pre-tax loss of $9 million ($7 million after taxes) for the three months ended June 30, 2022, and a pre-tax loss of $12 million ($9 million after taxes) for the six months ended June 30, 2022, for one-time costs associated with the spin-off.

(c)    Includes a pre-tax charge of $156 million ($156 million after taxes) to reserve for the elimination of the cumulative foreign currency translation loss related to our Russian operations.

(d)     Includes a pre-tax charge of $156 million ($156 million after taxes) to reserve for the elimination of the cumulative foreign currency translation loss related to our Russian operations and a pre-tax charge of $68 million ($57 million after taxes) related to the impairment of our Russian fixed assets.

Three Months Ended March 31, 2022
(e)     Includes pre-tax loss of $2 million ($2 million after taxes) for one-time costs associated with the spin-off.

(f) Includes pre-tax loss of $3 million ($2 million after taxes) for one-time costs associated with the spin-off.

(g) Includes a pre-tax charge of $68 million ($57 million after taxes) related to the impairment of our Russian fixed assets.

Three Months and Six Months Ended June 30, 2021

(h) Includes pre-tax income of $42 million ($28 million after taxes) for the three months and six months ended June 30, 2021 for the accrual of a foreign value-added tax refund in Brazil.

(i) Includes pre-tax income of $28 million ($19 million after taxes) for the three months and six months ended June 30, 2021 for interest income associated with the accrual of a foreign value-added tax refund in Brazil.

At the date of distribution of Sylvamo common shares by International Paper to its shareholders on Oct. 1, 2021, Sylvamo had 43,949,277 total common shares outstanding. The calculation of earnings per share utilizes the number of shares of common stock outstanding at the date of distribution as the basis for the calculation of the weighted average number of shares of common stock outstanding for periods presented prior to the spinoff because, at that time, Sylvamo did not operate as a separate, stand-alone entity, and no shares or equity-based awards were outstanding prior to the date of distribution.

SYLVAMO CORPORATION
Reconciliation of Net Income to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,		Three Months Ended March 31, 2022	Six Months Ended June 30,
	2022	2021		2022	2021
Net Income (Loss)	$(59)	$115	$26	$(33)	$177
Less: Discontinued operations, net of tax	(143)	14	(29)	(172)	38
Net income From Continuing Operations	84	101	55	139	139
Add back: Net special items expense (income)	6	(47)	4	10	(47)
Adjusted Operating Earnings	$90	$54	$59	$149	$92

	Three Months Ended June 30,		Three Months Ended March 31, 2022	Six Months Ended June 30,
	2022	2021		2022	2021
Diluted Earnings (Loss) Per Common Share as Reported	$(1.33)	$2.61	$0.59	$(0.74)	$4.03
Less: Discontinued operations, net of tax	(3.22)	0.31	(0.66)	(3.87)	0.87
Continuing Operations	1.89	2.30	1.25	3.13	3.16
Add back: Net special items expense (income)	0.13	(1.07)	0.09	0.23	(1.07)
Adjusted Operating Earnings Per Share	$2.02	$1.23	$1.34	$3.36	$2.09

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Three Months Ended March 31, 2022	Six Months Ended June 30,
	2022	2021		2022	2021
Net Income (Loss)	$(59)	$115	$26	$(33)	$177
Less: Discontinued operations, net of tax	(143)	14	(29)	(172)	38
Net Income From Continuing Operations	84	101	55	139	139
Adjustments:
Income tax provision	33	39	26	59	54
Interest (income) expense, net	17	(29)	17	34	(29)
Depreciation, amortization and cost of timber harvested	32	31	31	63	62
Stock-based compensation	7	4	4	11	7
Transition service agreement expense	8	—	8	16	—
Net special items expense (income)	8	(42)	5	13	(42)
Adjusted EBITDA	$189	$104	$146	$335	$191
Net Sales	$912	$695	$821	$1,733	$1,319
Adjusted EBITDA Margin	20.7%	15.0%	17.8%	19.3%	14.5%

Adjusted EBITDA and Adjusted EBITDA Margin by Business Segment

	Three Months Ended June 30,		Three Months Ended March 31, 2022	Six Months Ended June 30,
	2022	2021		2022	2021
Adjusted EBITDA
Europe	$22	$8	$8	$30	$7
Latin America	79	59	56	135	113
North America	88	37	82	170	71
Total Business Segment Adjusted EBITDA	$189	$104	$146	$335	$191
Net Sales (excluding discontinued operations and inter-segment sales)
Europe	$135	$94	$117	$252	$178
Latin America	249	189	215	464	357
North America	549	426	508	1,057	808
Total Business Segment Net Sales	$933	$709	$840	$1,773	$1,343
Adjusted EBITDA Margin
Europe	16%	9%	7%	12%	4%
Latin America	32%	31%	26%	29%	32%
North America	16%	9%	16%	16%	9%

SYLVAMO CORPORATION
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended June 30,		Three Months Ended March 31, 2022	Six Months Ended June 30,
	2022	2021		2022	2021
Europe	$135	$94	$117	$252	$178
Latin America	249	189	215	464	357
North America	549	426	508	1,057	808
Inter-segment Sales	(21)	(14)	(19)	(40)	(24)
Net Sales	$912	$695	$821	$1,733	$1,319

Operating Profit by Business Segment

	Three Months Ended June 30,				Three Months Ended March 31, 2022		Six Months Ended June 30,
	2022		2021				2022		2021
Europe	$17		$4		$2		$19		$(3)
Latin America	59		44		39		98		86
North America	66		21		62		128		39
Business Segment Operating Profit	$142		$69		$103		$245		$122

Income from Continuing Operations Before Income Taxes	$117		$140		$81		$198		$193
Interest (income) expense, net	17		(29)	(c)	17		34		(29)	(c)
Net special items expense (income)	8	(a)	(42)	(d)	5	(b)	13	(a)	(42)	(d)
Business Segment Operating Profit (e)	$142		$69		$103		$245		$122
Three Months and Six Months Ended June 30, 2022

(a) Includes pre-tax loss of $8 million ($6 million after taxes) for the three months ended June 30, 2022, and a pre-tax loss of $13 million ($10 million after taxes) for the six months ended June 30, 2022, for one-time costs associated with the spin-off.

Three Months Ended March 31, 2022
(b)     Includes pre-tax loss of $5 million ($4 million after taxes) for one-time costs associated with the spin-off.

Three Months and Six Months Ended June 30, 2021

(c) Includes pre-tax income of $28 million ($19 million after taxes) for the three months and six months ended June 30, 2021 for interest income associated with the accrual of a foreign value-added tax refund in Brazil.

(d) Includes pre-tax income of $42 million ($28 million after taxes) for the three months and six months ended June 30, 2021 for the accrual of a foreign value-added tax refund in Brazil.

(e) As set forth in the chart above, business segment operating profit is defined as income from continuing operations before income taxes, but excluding net interest (income) expense and net special items. Business segment operating profit is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments.

SYLVAMO CORPORATION
Condensed Consolidated Balance Sheet
(In millions)

	June 30, 2022	December 31, 2021
	(Preliminary and Unaudited)
Assets
Current Assets
Cash and temporary investments	$157	$159
Accounts and notes receivable, net	469	402
Contract assets	27	26
Inventories	304	279
Assets held for sale	357	179
Other current assets	31	63
Total Current Assets	1,345	1,108
Plants, Properties and Equipment, Net	755	764
Forestlands	299	278
Goodwill	128	122
Right of Use Assets	40	40
Long-Term Assets Held for Sale	—	141
Deferred Charges and Other Assets	174	144
Total Assets	$2,741	$2,597
Liabilities and Equity
Current Liabilities
Accounts payable	$360	$387
Notes payable and current maturities of long-term debt	25	41
Accrued payroll and benefits	53	48
Liabilities held for sale	288	91
Other current liabilities	158	191
Total Current Liabilities	884	758
Long-Term Debt	1,290	1,357
Deferred Income Taxes	185	169
Long-Term Liabilities Held for Sale	—	13
Other Liabilities	130	118
Equity
Common stock, $1 par value, 200.0 shares authorized, 44.1 shares and 43.9 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	44	44
Paid-In Capital	14	4
Retained Earnings	1,897	1,935
Accumulated Other Comprehensive Loss	(1,701)	(1,801)
	254	182
Less: Common stock held in treasury, at cost, 0.1 shares and 0.0 shares at June 30, 2022 and December 31, 2021, respectively	(2)	—
Total Equity	252	182
Total Liabilities and Equity	$2,741	$2,597

SYLVAMO CORPORATION
Condensed Consolidated and Combined Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Six Months Ended June 30,
	2022	2021
Operating Activities
Net income from continuing operations	$139	$139
Depreciation, amortization, and cost of timber harvested	63	62
Deferred income tax provision (benefit), net	2	(2)
Stock-based compensation	11	7
Changes in operating assets and liabilities and other
Accounts and notes receivable	(58)	(26)
Inventories	(33)	5
Accounts payable and accrued liabilities	(31)	33
Other	37	(63)
Cash Provided By Operating Activities from Continuing Operations	130	155
Cash Provided By Operating Activities from Discontinued Operations, net	45	67
Cash Provided By Operating Activities	175	222
Investment Activities
Invested in capital projects	(59)	(27)
Cash pool arrangements with Parent	—	(15)
Other	—	(3)
Cash Provided By (Used for) Investment Activities from Continuing Operations	(59)	(45)
Cash Provided By (Used for) Investment Activities from Discontinued Operations, net	(5)	7
Cash Provided By (Used for) Investment Activities	(64)	(38)
Financing Activities
Net transfers from Parent	—	1
Reduction of debt	(86)	(4)
Other	(6)	—
Cash Provided By (Used for) Financing Activities from Continuing Operations	(92)	(3)
Cash Provided By (Used for) Financing Activities from Discontinued Operations, net	—	—
Cash Provided By (Used for) Financing Activities	(92)	(3)
Effect of Exchange Rate Changes on Cash	42	(50)
Change in Cash Included in Assets Held for Sale	63	13
Change in Cash and Temporary Investments	(2)	118
Cash and Temporary Investments
Beginning of the period	159	70
End of the period	$157	$188

SYLVAMO CORPORATION
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Three Months Ended March 31, 2022	Six Months Ended June 30,
	2022	2021		2022	2021
Cash Provided By Operating Activities From Continuing Operations	$76	$110	$54	$130	$155
Adjustments:
Cash invested in capital projects	(37)	(14)	(22)	(59)	(27)
Free Cash Flow	$39	$96	$32	$71	$128

Reconciliation of Net Income From Continuing Operations to Adjusted EBITDA - 2022 Outlook
Estimates
(In millions)

	Three Months Ended September 30, 2022	Twelve Months Ended December 31, 2022

Net Income From Continuing Operations	$88 - $95	$326 - $353
Adjustments:
Income tax provision	40 - 43	146 - 159
Interest (income) expense, net	18	67
Depreciation, amortization and cost of timber harvested	32	129
Stock-based compensation	6	21
Transition service agreement expense	6	22
Net Special items expense (income)	15	29
Adjusted EBITDA	$205 - $215	$740 - $780

This reconciliation excludes the outlook for our Russian operations which are included within Discontinued operations, net of tax.

Reconciliation of Cash Provided by Operations to Free Cash Flow - 2022 Outlook
Estimates
(In millions)

Twelve Months Ended December 31, 2022

Cash Provided By Operating Activities From Continuing Operations	$345 - $365
Adjustments:
Cash invested in capital projects	(175)
Free Cash Flow	$170 - $190

The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as Sylvamo.

Management believes certain non-U.S. GAAP financial measures, when used in conjunction with information presented in accordance with U.S. GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial condition and results of operations. Management also uses these non-U.S. GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.